Exhibit 10.4

EXECUTION COPY

AMENDMENT NO. 4 (this “Amendment”) dated as of December 21, 2006, among US ONCOLOGY HOLDINGS, INC., a Delaware corporation (“Holdings”), US ONCOLOGY, INC., a Delaware corporation (the “Borrower”), the Subsidiary Loan Parties (as defined in the Credit Agreement (as defined below)) party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

A. Pursuant to the Credit Agreement dated as of August 20, 2004, as amended as of March 17, 2005, November 15, 2005, and July 10, 2006 (the “Credit Agreement”), among Holdings, the Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Wachovia Bank, National Association, as Syndication Agent, and Citicorp North America, Inc., as Documentation Agent, the Lenders and the Issuing Banks (such terms and each other capitalized term used but not defined herein having the meaning assigned to each such term in the Credit Agreement (as amended hereby)) have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

B. The Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement and the Collateral Agreement as set forth herein.

C. The undersigned Lenders are willing so to amend the Credit Agreement and the Collateral Agreement pursuant to the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. As used in this Amendment, the following terms have the meanings specified below:

“Amendment Fee” shall have the meaning set forth in Section 8 hereof.

“Amendment Transactions” means the execution and delivery of this Amendment by each Person party hereto, the satisfaction of the conditions to the effectiveness hereof and the consummation of the transactions contemplated hereby, the MSSI Equity Contribution and the payment of a dividend to holders of Equity Interests in Holdings in an aggregate amount of up to $190,000,000.

“Amendment No. 4 Effective Date” shall mean the date on which this Amendment shall have become effective following the due satisfaction of the conditions set forth or referred to in Section 7(a) hereof.

SECTION 2. Amendments to Section 1.01 of the Credit Agreement. (a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Amendment No. 4” means Amendment No. 4 dated as of December 21, 2006, among Holdings, the Borrower, the Subsidiary Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 4 Effective Date” has the meaning set forth in Section 1 of Amendment No. 4.

“MSSI Equity Contribution” means the contribution by Morgan Stanley Strategic Investments, Inc. to Holdings of cash in an aggregate amount not to exceed $150,000,000 in exchange for shares of common stock of Holdings and shares of Qualified Preferred Stock of Holdings.

(b) The definition of the term “Permitted Security” in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing the text “or” at the end of clause (a) with “,”, (ii) replacing the text “that makes an equity investment in Holdings in connection with the Transactions” beginning in the third line thereof with the text “holding any Equity Interest in Holdings as of the Amendment No. 4 Effective Date (after giving effect to the MSSI Equity Contribution) for cash” and (iii) inserting the text “or (c) Equity Interests issued to management, employees or consultants of Holdings, the Borrower or any of the Subsidiaries under any employment or similar agreement, stock option or stock purchase plan or benefit plan in existence from time to time” at the end thereof.

SECTION 3. Amendment to Section 6.08 of the Credit Agreement. Section 6.08 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (xiv), (ii) replacing the period at the end of cause (xv) with “; and” and (iii) inserting the following at the end thereof:

“(xvi) the Borrower may make Restricted Payments to Holdings (and Holdings may make Restricted Payments with such amounts) of (A) up to $150,000,000 solely with the proceeds of the MSSI Equity Contribution, (B) up to $40,000,000, provided that, in each case, at the time of such Restricted Payment, no Default shall have occurred and be continuing or would result therefrom and (C) up to $1,000,000 to pay any non-recurring fees, cash charges, costs and expenses incurred in connection with the MSSI Equity Contribution.”

SECTION 4. Amendment to Section 1.01 of the Collateral Agreement. The definition of the term “Obligations” in Section 1.01 of the Collateral Agreement is hereby amended by inserting the text “(other than Holdings)” immediately following the text “each Loan Party” in clause (b) thereof.

SECTION 5. Waivers. The undersigned Lenders hereby waive any Default arising under the Credit Agreement to the extent, but only to the extent, any such Default results from any guarantee of or any security granted under the Collateral Agreement prior to the Amendment No. 4 Effective Date for the due and punctual payment or performance in full of any Obligations (as defined in the Collateral Agreement prior to giving effect to Section 4 hereof) of Holdings under any Swap Agreement (it being understood that on and after the Amendment No. 4 Effective Date, the due and punctual payment and performance in full of all obligations of

Holdings under any Swap Agreement shall not constitute “Obligations” under the Collateral Agreement as set forth in Section 4 hereof).

SECTION 6. Representations and Warranties. The Borrower and the undersigned Subsidiary Loan Parties jointly and severally represent and warrant to the Administrative Agent and to each of the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by Holdings, the Borrower and each Subsidiary Loan Party party hereto and constitutes a legal, valid and binding obligation of Holdings, the Borrower and each Subsidiary Loan Party party hereto enforceable against Holdings, the Borrower and each Subsidiary Loan Party party hereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The performance by any Loan Party of the Amendment Transactions (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any Requirement of Law applicable to Holdings, the Borrower or any of the Subsidiaries, as applicable, (iii) will not violate or result in a default under any indenture, Management Services Agreement or other material agreement or instrument binding upon Holdings, the Borrower or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Borrower or any of the Subsidiaries or give rise to a right of, or result in, termination, cancelation or acceleration of any material obligation thereunder, (iv) will not result in a Limitation on any right, qualification, approval, permit, accreditation, authorization, Reimbursement Approval, license or franchise or authorization granted by any Governmental Authority, Third Party Payor or other Person applicable to the business, operations or assets of the Borrower or any of the Subsidiaries or adversely affect the ability of the Borrower or any of the Subsidiaries to participate in any Third Party Payor Arrangement except for Limitations, individually or in the aggregate, that are not material to the business of the Borrower and the Subsidiaries, taken as a whole, and (v) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any of the Subsidiaries, except Liens created under the Loan Documents.

(c) The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (except to the extent any such representation or warranty is qualified by “materially,” “Material Adverse Effect” or a similar term, in which case such representation and warranty shall be true and correct in all respects) on and as of the Amendment No. 4 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct (or true and correct in all material respects, as the case may be) as of such earlier date).

(d) Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

SECTION 7. Conditions to Effectiveness; Amendments. (a) Sections 2, 3, 4 and 5 of this Amendment shall become effective as of the date first above written when (i) the Administrative Agent shall have received (A) in the case of Holdings and the Borrower, counterparts of this Amendment bearing the signatures of Holdings and the Borrower and (B) in the case of the Lenders, counterparts of this Amendment that, when taken together, bear the signatures of (x) the Required Lenders, (y) Tranche B Lenders holding Tranche B Term Loans representing more than 50% of the Tranche B Term Loans outstanding at such time and (z) Tranche C Lenders holding Tranche C Term Loans representing more than 50% of the Tranche C Term Loans outstanding at such time, (ii) the MSSI Equity Contribution shall have been consummated and (iii) all fees (including the Amendment Fee specified in Section 8 below) and, to the extent invoiced prior to the date hereof, expenses required to be paid or reimbursed by the Borrower under or in connection with this Amendment or the Credit Agreement shall have been paid or reimbursed, as applicable.

(b) This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrower, the Administrative Agent and the requisite Lenders under Section 9.02 of the Credit Agreement.

SECTION 8. Amendment Fee. In consideration of the agreements of the Lenders contained in this Amendment, the Borrower agrees to pay promptly to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment at or prior to 1:00 p.m., New York time, on December 15, 2006, an amendment fee (the “Amendment Fee”) in an amount equal to 0.025% of the sum of such Lender’s Revolving Exposure and outstanding Tranche B Term Loans and Tranche C Term Loans as of such time and date, provided that such Amendment Fee shall not be payable unless and until this Amendment becomes effective as provided in Section 7(a) above and upon such effectiveness such Amendment Fee shall be payable immediately.

SECTION 9. Credit Agreement and Collateral Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agents, the Issuing Bank, Holdings, the Borrower or any other Loan Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Holdings or the Borrower to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the Amendment No. 4 Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby, provided that any reference in the Credit Agreement to the date of the Credit Agreement, as modified hereby, shall in all instances remain as of August 20, 2004, and references in the Credit Agreement to “the date hereof” and “the date of this Agreement,” and phrases of similar import, shall in all instances be and continue to refer to August 20, 2004, and not the date of this Amendment. After the Amendment No. 4 Effective Date, any reference to the Collateral Agreement shall mean the Collateral Agreement as modified hereby, provided that any reference in the Collateral Agreement to the date of the Collateral Agreement, as modified hereby, shall in all instances remain as of August 20, 2004, and references in the Collateral Agreement to “the date hereof” and “the date of this Agreement,” and phrases of similar import, shall in all instances be and continue to refer to August 20, 2004, and not the date of this Amendment

SECTION 10. Applicable Law; Waiver of Jury Trial. (A) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO AGREES AS SET FORTH IN SECTION 9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 11. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 12. Expenses. The Borrower agrees to reimburse the Administrative Agent, the Syndication Agent and the Documentation Agent for their reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 13. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 14. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

US ONCOLOGY HOLDINGS, INC.,

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US ONCOLOGY, INC.,

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[SUBSIDIARY LOAN PARTIES],

By
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JPMORGAN CHASE BANK, N.A., Individually and as Administrative Agent,

By
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SIGNATURE PAGE TO AMENDMENT NO. 4 AMONG US ONCOLOGY HOLDINGS, INC., US ONCOLOGY, INC., THE SUBSIDIARY LOAN PARTIES PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT.

Name of Institution:

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